Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Zhibao Technology Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A ordinary shares, $0.0001 par value per share	(1)	Other	4,842,853	$0.84	$4,067,996.52	0.0001381	$561.80

Total Offering Amounts:						$4,067,996.52		561.80
Total Fee Offsets:
Net Fee Due:								$561.80

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Class A Ordinary Shares (“Class A Ordinary Shares”) of Zhibao Technology Inc. (the “Registrant”) that become issuable under the Registrant’s 2026 Incentive Equity Plan, as amended (the “2026 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

Rule 457(c) and Rule 457(h).

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h)(i) of the Securities Act based upon the average of the high $0.92 and low $0.76 sale prices of the Class A Ordinary Shares of the Company on February 17, 2026, as reported on Nasdaq.